UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

Phoenix Education Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-42899	38-3922540
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4035 S. Riverpoint Parkway Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(800) 990-2765

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PXED	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 8, 2025, Phoenix Education Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), AP VIII Socrates Holdings, L.P., a stockholder of the Company (the “Apollo Stockholder”) that is managed by affiliates of Apollo Global Management, Inc. (collectively, “Apollo”), and TVG-I-E-AEG Holdings, LP, a stockholder of the Company (the “Vistria Stockholder,” and, together with the Apollo Stockholder, the “Selling Stockholders”) that is managed by affiliates of The Vistria Group, LP (collectively, “Vistria”), relating to the initial public offering of the Company’s common stock, par value $0.01 per share (the “Common Stock”), by the Selling Stockholders (the “Initial Public Offering”).

Pursuant to the Underwriting Agreement, the Selling Stockholders sold 4,250,000 shares of Common Stock to the Underwriters on October 10, 2025, resulting in aggregate gross proceeds to the Selling Stockholders of $136.0 million, before deducting the underwriting discount and commission.

The Selling Stockholders also granted the Underwriters an option (the “Option”) to purchase up to an additional 637,500 shares of Common Stock for a period of 30 days following October 8, 2025. The Underwriters exercised the Option in full on October 11, 2025, and the sale of an additional 637,500 shares of Common Stock to the Underwriters closed on October 15, 2025, resulting in additional gross proceeds to the Selling Stockholders of $20.4 million, before deducting the underwriting discount and commission.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Stockholders’ Agreement

As described in the registration statement for the Initial Public Offering, on October 8, 2025, the Company entered into the stockholders’ agreement (the “Stockholders’ Agreement”) with the Apollo Stockholder and the Vistria Stockholder.

The Stockholders’ Agreement provides that, as long as the Vistria Stockholder and its affiliates continue to beneficially own at least 5% of the issued and outstanding Common Stock, the Vistria Stockholder will have the right, but not the obligation, to (a) nominate a number of directors (the “Vistria Board Nominees”) comprising a percentage of the Company’s board of directors in accordance with its beneficial ownership of the outstanding Common Stock (rounded up to the nearest whole number) (at least one of whom will serve as a Class III director), (b) designate one director to the boards of directors (or similar body) of any subsidiary of the Company on which any affiliate of the Apollo Stockholder serves as a director or to which the Apollo Stockholder and its affiliates appoint any director and (c) designate one member of each committee of the board of directors (other than the audit committee) to which the Apollo Stockholder and its affiliates appoint any director.

Pursuant to the Stockholders’ Agreement, the Apollo Stockholder has the right, at any time until the Apollo Stockholder and its affiliates no longer beneficially own at least 5% of the issued and outstanding Common Stock, to nominate a number of directors (the “Apollo Board Nominees”) comprising a percentage of the Company’s board of directors in accordance with their beneficial ownership of the outstanding Common Stock (rounded up to the nearest whole number), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of the outstanding Common Stock, the Apollo Stockholder will have the right to nominate a majority of the directors.

Any vacancy on the Company’s board of directors in respect of an Apollo Board Nominee or Vistria Board Nominee will be filled only by individuals designated by the Apollo Stockholder and its affiliates or the Vistria Stockholder and its affiliates, as applicable, for so long as they respectively beneficially own at least 5% of the issued and outstanding Common Stock.

In the event that the Apollo Stockholder has nominated fewer than the total number of Apollo Board Nominees that the Apollo Stockholder is entitled to nominate or the Vistria Stockholder has nominated fewer than the total number of Vistria Board Nominees that the Vistria Stockholder is entitled to nominate, the Apollo Stockholder or the Vistria Stockholder, as applicable, will have the right, at any time, to nominate such additional nominee(s), and the Company’s board of directors will take all necessary actions, whether by increasing the size of the board of directors or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. In the event that a vacancy is created at any time by the death, resignation, removal, disqualification or other cause of any Apollo Board Nominee or Vistria Board Nominee, including the failure of any Apollo Board Nominee or Vistria Board nominee to be elected as a director at a meeting of the Company’s stockholders, the Apollo Stockholder and its affiliates or the Vistria Stockholder and its affiliates, as applicable, will continue to have the right to nominate the Apollo Board Nominee or the Vistria Board Nominee, as applicable, and the Company’s board of directors will take all necessary actions, whether by increasing the size of the board of directors or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. Nevertheless, in the event that the removal or election of any director would require The University of Phoenix, Inc. (the “University”) to make any filing, notice or report, or obtain any consent, registration, approval, permit or authorization from any educational agency in order to maintain, continue or reinstate any Educational Approval (as defined in the Stockholders’ Agreement) presently held by the University (each, an “Educational Consent”), the University shall not be required to take any action to remove or elect, as applicable, such director until such Educational Consent has been made, obtained or is otherwise not required at the time of such director’s removal or election.

The Stockholders’ Agreement provides that for so long as the Apollo Stockholder and its affiliates beneficially own at least 33% of the issued and outstanding Common Stock, the Company will not, and the Company will cause its subsidiaries not to, take certain significant actions specified therein without the prior consent of the Apollo Stockholder.

The Stockholders’ Agreement also provides that for so long that the Vistria Stockholder and its affiliates beneficially own at least 5% of the issued and outstanding Common Stock, the Company will not amend, modify or repeal (whether by merger, consolidation or otherwise) any provision of its certificate of incorporation, its bylaws or equivalent organizational documents of its subsidiaries in a manner that adversely affects any affiliates of the Vistria Stockholder without the prior consent of the Vistria Stockholder. The Stockholders’ Agreement also sets forth certain information rights granted to the Apollo Stockholder and the Vistria Stockholder.

The foregoing summary of the Stockholders’ Agreement is qualified in its entirety by reference to the Stockholders’ Agreement, which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Registration Rights Agreement

As described in the registration statement for the Initial Public Offering, on October 8, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Stockholder, the Vistria Stockholder and certain other stockholders. Subject to several exceptions, including the Company’s right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Stockholder and the Vistria Stockholder may require that the Company register for public resale under the Securities Act all shares of the Company’s Common Stock that they request to be registered at any time, subject to the restrictions in the lock-up agreements entered into by each of those parties in connection with the Initial Public Offering, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $50 million (or $25 million if a shelf takedown).

If the Company becomes eligible to register the sale of its securities on Form S-3 under the Securities Act, which will not be until at least twelve calendar months after October 8, 2025, the Apollo Stockholder and, subject to certain exceptions, the Vistria Stockholder, will have the right to require the Company to register the sale of the Common Stock held by it on Form S-3, subject to offering size and other restrictions. The Apollo Stockholder and the Vistria Stockholder will also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement.

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The Company will not be obligated under the Registration Rights Agreement to effectuate more than one demand registration or underwritten offering under a shelf registration statement for the Vistria Stockholder, and, without the Company’s consent, the Vistria Stockholder will not be able to exercise its demand registration until following the one-year anniversary of the Initial Public Offering.

If the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by the Company or at the request of the Apollo Stockholder or the Vistria Stockholder), the Company will be required to use its reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by the Company.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.2, and is incorporated by reference herein.

University Stockholders’ Agreement

As described in the registration statement for the Initial Public Offering, on October 9, 2025, the Company, the University and the Company’s direct subsidiary, Phoenix Education Operating Corp. (“Opco”), entered into The University of Phoenix, Inc. Amended & Restated Stockholders’ Agreement (the “University Stockholders’ Agreement”). The University Stockholders’ Agreement includes customary provisions which, among other things, (a) provides for the agreement of the non-Opco stockholders to vote for candidates for the University’s independent trustees nominated in accordance with the University’s bylaws and to vote for other trustees of the University nominated by Opco and (b) provides restrictions on transfer and certain piggy-back registration rights in accordance with the Registration Rights Agreement.

The foregoing summary of the University Stockholders’ Agreement is qualified in its entirety by reference to the University Stockholders’ Agreement, which is filed herewith as Exhibit 10.3, and is incorporated by reference herein.

Item 8.01	Other Events.

Prior to the completion of the Initial Public Offering, the Company converted from a limited partnership named AP VIII Queso Holdings, L.P. to a Delaware corporation named Phoenix Education Partners, Inc. Copies of the Company’s certificate of incorporation and bylaws, which became effective upon the conversion, are filed herewith as Exhibits 3.1 and 3.2, respectively.

As described in the registration statement for the Initial Public Offering, on October 8, 2025, the Company, the Apollo Stockholder and the Vistria Stockholder terminated the management consulting agreement and transaction fee agreement that the Company was party to prior to the Initial Public Offering.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of Phoenix Education Partners, Inc.
3.2	Bylaws of Phoenix Education Partners, Inc.
10.1	Stockholders’ Agreement, dated as of October 8, 2025, by and among Phoenix Education Partners, Inc., TVG-I-E-AEG Holdings, LP and AP VIII Socrates Holdings, L.P.
10.2	Registration Rights Agreement, dated as of October 8, 2025, by and among Phoenix Education Partners, Inc. and the holders party thereto.
10.3	The University of Phoenix, Inc. Amended & Restated Stockholders’ Agreement, dated as of October 9, 2025, by and among The University of Phoenix, Inc., Phoenix Education Operating Corp. and Phoenix Education Partners, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX EDUCATION PARTNERS, INC.

By:	/s/ Srini Medi
	Name:	Srini Medi
	Title:	Chief Legal Officer and Secretary

Dated: October 15, 2025

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